SINOENERGY CORPORATION
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaiyang District
Beijing, P.R. China 100106

October 5, 2009

Abax Nai Xin A Ltd.
c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F Two International Finance Centre
8 Finance Street
Central, Hong Kong SAR

Abax Jade Ltd.
c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F Two International Finance Centre
8 Finance Street
Central, Hong Kong SAR

CCIF Petrol Limited
Kingston Chambers, PO Box 173
Road Town, Tortola
British Virgin Islands

Re:  Sinoenergy Corporation

Ladies and Gentlemen:

Reference is made to the indentures, both dated September 28, 2007, by and among Sinoenergy Corporation, a Nevada corporation (the “Company”), DB Trustees (Hong Kong) Limited, as trustee and collateral agent, and Deutsche Bank AG, Hong Kong Branch as paying agent (and, in the case of the Convertible Notes, as conversion agent) relating to the Company’s 12% Guaranteed Senior Notes due 2012 (the “Senior Notes”) in the aggregate principal amount of $16,000,000 (such indenture, the “Senior Note Indenture”) and the 3% Guaranteed Senior Convertible Notes due 2012 (the “Convertible Notes”, together with the Senior Notes, the “Notes”) in the aggregate principal amount of $14,000,000 (such indenture, the “Convertible Note Indenture,” and collectively with the Senior Note Indenture, the “Indentures”).

Abax Nai Xin A Ltd. (“Abax NX”), Abax Jade Ltd. (“Abax Jade”) and CCIF Petrol Limited (collectively, the “Noteholders” and each, a “Noteholder”) and the Company hereby agree that the Company’s payment obligations with respect to outstanding principal amount, interest thereon and other applicable sums under the Senior Notes shall be reduced to the payment set forth in Schedule 2 (the “Prepayment Schedule”), and such agreement shall supersede all prior agreement or understanding on such subject matter.

The Noteholders hereby agree as follows:

1. Each of the Noteholders severally and not jointly represents and warrants as of the date hereof that:

(a) Such Noteholder is the holder of Senior Notes and Convertible Notes in the amount set forth in Schedule 1 hereto and has not, as of the date of this letter (the “Letter”) transferred or granted any interest in the Notes to any third party; and

(b) This Letter does not violate any agreement relating to the Notes to which such Noteholder or, if applicable, its predecessor is a party.

2. Unless otherwise defined herein, all terms defined in either or both of the Indentures and used in this Letter shall have the same meanings in this Letter as in the applicable Indenture or Indentures.

3. The Company has advised the Noteholders that the Company and the Company’s principal stockholder, Skywide Capital Management Limited (“Skywide”), a British Virgin Islands company, propose to consummate an all cash merger whereby the Company will be merged with and into Skywide, with the result that the Company will cease to exist as a separate corporation (the “Proposed Merger”), and Skywide, the successor by merger, will cease to be a reporting company under the Securities Exchange Act of 1934 (the “Act”).   If the Company were to complete the Proposed Merger without receiving an appropriate waiver from the Noteholders, the Company would be in breach of certain covenants pursuant to the Indentures and the notes purchase agreements referred to in Clause 4 below that were executed in connection with the execution of the Indentures.  The Company has also advised the Noteholders that the Proposed Merger will be preceded by a special meeting of the shareholders of the Company at which approval of the Proposed Merger shall be sought from the Company’s shareholders (the “Special Meeting”).

4. Subject to fulfillment of each of the conditions set forth in Clause 5 below,  each Noteholder hereby agrees that it will waive default by the Company in connection with:

(a) section 5(f) of the Notes Purchase Agreement dated September 1, 2007 by and between the Company and CCIF Petrol Limited;

(b) section 5(f) of the Notes Purchase Agreement dated September 1, 2007 by and between the Company and Abax Lotus Ltd. (which entity has transferred its originally purchased Notes to Abax NX and Abax Jade);

(c) section 4.16 of the Convertible Note Indenture arising solely out of a Noteholder’s right to require the Company to repurchase the Notes upon a Change of Control (as such term is defined in the Indentures); and

(d) section 4.25 of the Convertible Note Indenture arising solely out of the Company’s obligation to maintain listing on the Nasdaq Capital Market or Nasdaq Global Market as long as the Notes are outstanding.

5. Each Noteholder’s obligation as set forth in Clause 4 above is subject to the fulfillment, in the sole satisfaction of each Noteholder, of each of the following conditions (each a “Condition” and collectively, the “Conditions”):

(a) the Company and Skywide shall have each received all authorizations, approvals, exemptions and have taken any actions required to complete the Proposed Merger in accordance with Clause 3 in compliance with any laws applicable to the Company or Skywide, as the case may be, and in accordance with the charter or other documents governing each of the Company and Skywide;

(b) the Company having publicly announced the Proposed Merger on or before October 31, 2009;

(c) the Proposed Merger documentation required under the Act being filed with the U.S. Securities and Exchange Commission (the “SEC”) on or prior to November 30, 2009;

(d) the Proposed Merger having occurred on or before the earlier of (i) the seventy-fifth (75th) day after the Proposed Merger documentation was first filed with the SEC or (ii) February 15, 2010;

(e) the execution of definitive legal documents satisfactory to each of the Noteholders, in such Noteholder’s sole discretion, in connection with any changes proposed to the terms and conditions of the currently existing Convertible Note Indenture (as amended to the satisfaction of each of the Noteholders the “Amended Convertible Indenture”);

(f) all of the rights of the Noteholders as set forth in the Indentures being preserved and continuing up to and until the completion of the Proposed Merger (the “Effective Time”);

(g) the Amended Convertible Indenture coming into effect at the Effective Time (upon which time the existing Convertible Note Indenture shall cease to have any force and effect);

(h) the Effective Time not occurring earlier than the tenth day following receipt of shareholder approval of the Proposed Merger;

(i) Immediately before the Effective Time, Skywide having sufficient cash or cash equivalents to pay in full, (i) the merger consideration to be paid to the shareholders of the Company in respect of the Proposed Merger,  (ii) a reasonable amount of reserve, as determined by the independent directors of the Company, in connection with potential claims under state law from dissenting shareholders in respect of dissenting or appraisal rights, (iii) fees and expenses incurred (but unpaid) by the Company in connection with the Proposed Merger;

(j) Immediately before the Effective Time, Skywide being free of all liabilities (absolute, accrued, contingent or otherwise) other than the fees and expenses and reserves for the claims of the Company’s dissenting shareholders referred to in item (i) above;

(k) The Company having strictly complied with, up to and including the Effective Time, the Prepayment Schedule in connection with the Company’s discharge of its obligations under the Senior Notes and the Senior Note Indenture; and provided, that if the Proposed Merger is consummated prior to November 30, 2009, all outstanding principal, interest and other payment obligations under the Senior Notes as contemplated in the Prepayment Schedule shall have been fully paid at at least seven (7) calendar days prior to the Effective Time;

(l) The Company having provided each of the Noteholders with a copy of the board resolutions (validly approved by, and certified by the Chairman of the Board of, the Company) authorizing, approving and confirming its obligations to make payments in respect of the Senior Notes as contemplated by the Prepayment Schedule;

(m) except for the events of default set forth in Clause 4 above, the Company not being otherwise in default under the Indentures or the Notes immediately before the Effective Time; and

(n) the Company having paid each of the Noteholders all reasonable legal fees and expenses incurred by such Noteholder in connection with (i) preparation of this Letter, which payment shall be made prior to the completion of the Special Meeting and (ii) any changes made to the Convertible Indenture (including but not limited to the Amended Convertible Indenture), which payment shall be made prior to the completion of the Proposed Merger.

6. If each of the Conditions are not fulfilled by the time set forth in Clause 5, or if no time is specified above, by the Effective Time, then:

(a) this Letter shall forthwith be null, void and of no effect; and

(b) the Indentures and the Notes shall continue to be in full force and effect.

Please confirm your agreement with the foregoing.

[SIGNATURE PAGE FOLLOWS]

SINOENERGY CORPORATION

By:/s/ Tianzhou Deng
Name:  Tianzhou Deng
Title:  Chairman

AGREED TO:

ABAX NAI XIN A LTD. By: /s/ Frank Qian Name:Frank Qian Title: Director	ABAX JADE LTD. By: /s/ Frank Qian Name:Frank Qian Title: Director	CCIF PETROL LIMITED By: /s/ Andrew Lo Name: Andrew Lo Title: Authorized Representative

SCHEDULE 1

Noteholder Senior Notes Convertible Notes

Abax Nai Xin A Ltd. US$8,300,000 US$7,200,000

Abax Jade Ltd. US$2,400,000 US$2,100,000

CCIF Petrol Limited US$5,300,000 US$4,700,000

SCHEDULE 2

Payment Date	Amount of Payment
October 31st 2009	US$ 3,000,000.00
Earlier of (i) November 30, 2009 and (ii) seven (7) days before the Effective Time	US$12,982,367.00